Exhibit 99.1

ALTRUST FINANCIAL SERVICES, INC

2007 ANNUAL SHAREHOLDERS MEETING

May 17, 2007

Thank you Alan:

And welcome everyone. Tonight I am pleased to share with you, the results of another successful year for Altrust Financial Services and the Peoples Bank of North Alabama.

You being here tonight confirm to us your interest in your investment, the pride you take in the ownership of your shares and most of all your support of all our efforts.

Before I begin my report; I want to take this opportunity to personally thank your board of directors for their vision and leadership. . .

And I want to publicly thank them for their support and confidence in me, our management team and employees.

I will focus my remarks tonight on our bank’s performance for the year 2006 including our plans, goals and strategies for 2007 and beyond.

But first, let’s go back in time to the fall of 1977. . .. As I did last year, I’ve prepared a special chart to show you what your original investment in the Peoples Bank of Holly Pond is worth today.

What a great investment Story!!!

We appreciate everyone’s investment in our company and we take allot of pride in the growth of your investment and commit all our resources to insure to you that your investment was a good one.

The package you received prior to this meeting included our company’s 2006 10-K (show copy). We file this report annually with the SEC and hope you have taken time to review this information.

My presentation tonight includes highlights of this report in the following charts. These charts include the past 5-yrs performance history in blue and our 2007 budget projections in red.

SLIDE PRESENTATION . . . . . . . .. . . . . .

I want to take the next few minutes to talk to you about something very important.

Over the past 29 years your bank has taken advantage of many opportunities. Capitalizing on these opportunities has helped us to grow and make your shares worth more $.

Tonight I want to talk to you about a special opportunity that our competition is making available to us that we’ve never seen before and we probably won’t ever see again.

The following 7 events describe part-one of this special opportunity that is occurring now and will continue for the next year or so.

1.	Event #1 was the purchase of Compass Bank by the Bank from Spain - Ban-co Bil-bao Viz-cayo Argen-taria

2.	The purchase of Community Bank by Superior Bank

3.	The purchase of 13 North Alabama Colonial Branches by Bank Independent

4.	The purchase of 31 Alabama AmSouth branches by the Royal Bank of Canada

5.	The purchase of S/Trust by Wachovia Bank

6.	The purchase of Union Planters by Regions Bank

7.	And now the merger of Regions Bank and AmSouth Bank.

Part two of this special opportunity can be described by the following 4 events that in my opinion will occur over the next 2 to 3 years:

1.	Event number one is that the bank from Spain will sell it’s Alabama Compass branches

2.	Superior Bank will sell to a larger bank and then possibly sell some of its smaller branches.

3.	Wachovia, Regions/AmSouth will sell or close their smaller branches in Alabama

4.	The new Regions Bank will sell to BankAmerica (or some other larger bank)

During my 25 years in banking, this is the first time I’ve seen this magnitude of bank purchases, branch closings, mergers and consolidations in North and Central Alabama. And I predict allot of bank customers and employees are and will become very unhappy.

To take advantage of this special opportunity your board has developed four major profitability and growth strategies:

1.	Our first strategy is to begin an aggressive Branch Expansion program in Growth Markets and other markets affected by these mergers.

2.	To expand Commercial Lending in both our current markets as well as in new markets.

3.	To develop a new Mortgage Origination department

4.	To enhance one more time our Technology capabilities

Let’s take a closer look at each of these 4 strategies:

1.	Branch Expansions We currently have 30 branches in five counties of North Alabama. While most of these branches make lots of money, most are not located in growth markets.

Examples of growth markets are Madison/Huntsville, parts of Jefferson County and Shelby County.

The majority of the deposits and loans in these markets are controlled by the regional banks.

Because of the mergers I talked about, especially the Regions/AmSouth merger we believe we could open branches in some of these markets, hire their employees and take market share.

2.	Commercial Lending: We believe expanding our commercial lending presence in our current markets and becoming a real player in new markets will add new value to an already profitable company.

This strategy will include hiring a Chief Commercial Credit Officer, developing training & business development programs, beefing-up our credit analysis and loan review processes and establishing incentive programs.

3.	Mortgage Origination: As most of you know we’re in the middle of the worst housing recession since 1921. Home prices are down, mortgage foreclosures are up 35% and existing home sales are the worst in 18 years.

This housing recession was caused by banks and mortgage companies all across the nation making loans to people who could not pay them back. . . .

As a matter of fact . . . Sixty-six major mortgage companies have gone out of business in the past 7 months

However, we believe housing will recover and your board agrees that the time is right to re-enter the Mortgage Origination business, especially with our branch expansion ideas, our current lending talent and over 38,000 loyal customers.

In the next 5-years we can become one of North and Central Alabama’s leaders in the mortgage origination and servicing business.

4.	Technology Expansion: While our technology infrastructure is more advanced than of most of the larger banks, we plan one more up-grade of our core system. . .

This up-grade will support additional branches, commercial and mortgage lending including cash management, remote capture and mortgage origination and servicing.

If we can execute these strategies and take advantage of this special opportunity we will insure our bank’s continued profitability and growth for years to come.

But, NONE OF THESE OPPORTUNITIES COME WITHOUT RISK

It was once said that “Taking risk is like jumping off a cliff and building your wings on the way down”

Our job is not to take unnecessary risk, but to understand measure and monitor all risk we take.

We’re in the “Risk Taking” business and there will always be concerns that we can’t control, like Rising Interest Rates, an Inverted Yield Curve and Declining Real Estate Values.

But we do have control on how we anticipate, prepare and react to these concerns. And, I want to assure you tonight that we will do what it takes to control the risks we take.

NONE OF THESE OPPORTUNITIES COME WITHOUT CHANGE

Change, is nothing new to the banking industry. And change is definitely not something new to our bank.

As a board we get lots of questions & comments from our customers and shareholders wanting us to change some of the ways we do things:

1.	Some shareholders tell us to pay less dividends because of the tax burden . . . .

2.	While other shareholders tell us to pay more dividends because of the investment income.

3.	Some Shareholder’s want to know when are we going to sell the bank.

4.	While other Shareholders and most customers tell us we better not ever sell the bank.

5.	The question I’m asked most often personally is how much longer are you going to work and what’s going to happen when you retire?

We take these types of questions and comments very seriously. Answering these questions and solving these problems require your board to make allot of decisions about the future of our bank. And, I can promise you these decisions will result in change.

As I mentioned earlier, our bank has seen allot of changes over the years.

1.	It’s hard to believe that three of our five original bank founders have passed away and the other two have retired.

2.	The average age of our original shareholders is over 70 years and a large percentage of these shareholders have passed their shares along to their children and grandchildren, resulting in over 640 shareholders today.

3.	Over the years I’ve learned “first hand” how to deal with change: But, there’s one change I can’t do anything about. And that’s the fact that I too am getting older and in reality my years as your President are numbered.

Your board and I have begun planning for the long-term future of your bank and we’ve decided that change must be a big part of this plan. . . .

Down the road these changes will result in a new and different bank that will be necessary to insure our bank’s long-term growth and continued high performance.

My primary reason for discussing these Strategies; is to promise you that your board and management team will work hard every day to review, revise and implement these new strategies with the overall objective of achieving long-term growth in the value of your investment.

Now, at this time I will open the meeting up for your questions

- - - Employees Have Microphones - - -

Ladies and gentlemen, these are just some of our plans, goals and strategies for the future. The entire Peoples Bank team is confident in our ability to execute them “effect-ively”.

As a team, we will remain focused on these strategies while we continue to improve the performance and capabilities of what we believe is one of the best banking franchises in Alabama

Folks; As I said last year; I have never in my 24 years at this company been more proud, more optimistic, or more excited about the bright future for our company, its employees and shareholders.

In closing tonight, I would like to give thanks to God, who continues to bless our bank. And ask Him for Strength as we face our challenges, Guidance as we take these risk and the Courage to accept change. . . .

In all of this, we promise to give Him all the Honor and all the Glory for our successes;

Tonight I would also like to thank:

•	Our customers, who allow us the opportunity every day to serve their financial needs;

•	Our employees, who work hard every day to build the company just like we all envisioned;

•	And to you our shareholders, whose investment in this company make our success possible.

As always, your attendance here tonight has been special to all of us; and your kind attention has been special to me.

I hope you will join us again at our next meeting as we share even more exciting news and progress about your investment in Altrust Financial Services and the Peoples Bank of North Alabama. . . Thank-you . . . . . Roy